Exhibit 10.4

COMMERCIAL LEASE

(Highway 7 Corporate Center)

In consideration of the mutual promises and covenants contained in this Lease, HIGHWAY 7 BUSINESS CENTER LLC, a Minnesota limited liability company (“Landlord”), and CIPRICO INC., a Delaware corporation (“Tenant”) agree as follows:

1.                                       PREMISES.  Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord, approximately 20,605 square feet of which approximately 12,367 square feet is office space, 3,198 square feet is lab space, 4,971 square feet is operations space, and 69 square feet is Tenant’s pro rata share of mechanical room space (collectively the “Premises”), together with rights in common with other tenants to the Common Areas (as hereinafter defined), within the building (“Building”) which is situated on that certain land (“Land”) in the City of St. Louis Park, Minnesota, commonly known as Highway 7 Corporate Center, with an address of 7003 Lake Street West, St. Louis Park, Minnesota, and more particularly described on Exhibit A attached hereto (the Building and the Land are collectively the “Property”).  The Premises are depicted on Exhibit B, attached hereto.

The “Common Areas” are defined as all areas and facilities outside the Premises and within the exterior boundary line of the Land which are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant, and other tenants of the Building and their respective employees, suppliers, shippers, customers and invitees.  The Common Areas may include, but are not limited to, the parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas.  Notwithstanding the foregoing, Landlord agrees (i) to keep the landscaped areas in front of the Premises (including the east side hill area) substantially the same as it exists as of the date hereof with the effect that the substation is screened from view; (ii) not to increase the size of the Common Areas in a manner that will increase Tenant’s Share of Operating Expenses, as hereinafter defined; and (iii) not to make changes to the Common Area that deny Tenant reasonable access to the Premises.

2.                                       CONDITION OF PREMISES.  Except as otherwise expressly set forth in Section 21 hereof, or in Exhibits B and D attached hereto, Tenant agrees to accept the Premises “as-is.”

3.                                       TERM.  The term of this Lease (the “Term”) shall commence on the later of October 13, 2007, or the date that Landlord’s Work (as hereinafter defined) is Substantially Complete (the “Commencement Date”), and continue for a period of eighty-five and one-half (85½) months thereafter, at which time the Term of the Lease shall expire without further action on the part of either party hereto.  “Substantially Complete” shall mean the point at which (i) a temporary certificate of occupancy has been issued, and (ii) Landlord’s Work is complete in accordance with Exhibits B and D and in compliance with all applicable laws to the degree that any items remaining to be completed or corrected do not materially interfere with Tenant’s ability to take occupancy and prepare to conduct its business within the Premises.  Tenant shall have no obligation to accept possession of the Premises before the Premises are Substantially Complete.  Upon notice from Landlord that the Premises are Substantially Complete, the parties shall inspect the Premises and prepare a punchlist of items necessary to finally complete the portions of the Premises for which Landlord is responsible.  Landlord agrees to cause to be completed or corrected all such punchlist items promptly after the same have been identified.  Landlord covenants to obtain a final certificate of occupancy for the Premises; provided that Landlord shall not be deemed to be in default of this covenant to the extent Landlord’s inability to obtain a final certificate of occupancy is the result of improvements, furnishings, or other activities of Tenant within the Premises.  Upon determination of the actual Commencement Date, Landlord and Tenant will confirm such date in writing.  In the event that the Premises are not delivered to Tenant by October 13, 2007, Tenant shall receive one day of additional free Base Rent (as hereinafter defined) for each day that elapses between October 13 and the actual Commencement Date.  In addition, if the Premises have not been delivered to Tenant by October 31, 2007, Landlord shall be responsible to pay the difference between the rent which would have been payable under this Lease had the Premises been delivered by October 31, 2007 (ignoring for purposes of this provision any free rent to be granted to Tenant hereunder and assuming the rental amounts payable starting in month 2, as set out in paragraph 5 hereof) and the holdover rent payable by Tenant in its current location.  Tenant represents that its holdover rate will be 150% under its current lease if Tenant does not vacate its current space by October 31, 2007.  In no event will the Commencement Date be prior to Landlord’s completion of Landlord’s Work, as hereinafter defined.

4.                                       HOLDING OVER.  If Tenant shall retain possession of the Premises after termination or expiration of this Lease, then (i) for each day, or part thereof the Tenant so retains possession of the Premises, Tenant shall pay Landlord 150% of the amount of the daily rate of Base Rent payable by Tenant under Section 5 during the calendar month immediately preceding such termination or expiration together with any damages sustained by Landlord as a result thereof, (ii) if such retention of the Premises is with the express written consent of Landlord, such tenancy shall be from month to month and in no event from year to year or any period longer than month to month, and (iii) except as provided in this Section 4, any such tenancy shall be upon the same terms and conditions as contained in this Lease.

5.                                       RENT.

(a)                                  Base Rent.  The annual Base Rent set forth below consists of rent for the Premises and assumes $624,945 in a Tenant Improvement Allowance (as hereinafter defined).  Subject to adjustment pursuant to the terms of Section 21, Tenant covenants and agrees to pay to Landlord or its authorized agent, at Landlord’s address, without prior demand and without deduction or set-off, rent (“Rent”) for the Premises as follows:

Months	Annual Base Rent	Monthly Base Rent
	(per square foot)
Oct. 13-31	$0.00	$0.00
1st full month	$0.00	$0.00
2-13	$11.25	$19,317.19
14-25	$11.48	$19,712.12
26-37	$11.71	$20,107.05
38-49	$11.94	$20,501.98
50-61	$12.18	$20,914.08
62-73	$12.42	$21,326.18
74-85	$12.67	$21,755.45

Tenant shall also pay Additional Rent as provided in section 5(b), and any other additional payments due under this Lease, such Additional Rent to commence on the Commencement Date.  All such payments shall be made in equal monthly installments, payable in advance on or before the first day of each calendar month with the first payment due on or before the Commencement Date.  Rent for any partial month at the beginning or end of the Term of this Lease shall be prorated based upon the actual number of days of such month included within the Term of this Lease.

(b)                                 Additional Rent.  Tenant shall pay, as “Additional Rent,” the amount of Tenant’s Share of Operating Expenses for each Lease Year, as reasonably estimated by Landlord prior to the beginning of such Lease Year, in equal monthly installments, in advance, on the first day of each month during each applicable Lease Year.

The parties hereto agree upon the following Definitions:

i.                                          The term “Lease Year” shall mean each twelve (12) month period which ends on December 31 of any year during which all or any part of the Term occurs.

ii.                                       The term “Real Estate Taxes” shall mean and include all real estate taxes, and installments of special assessments (with payments extended over the longest period allowable by the authority levying same), including interest thereon, relating to the Property, and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of any kind and nature whatsoever, or other tax, however described, which is levied or assessed by any governmental entity, against Landlord or all or any part of the Property as a result of Landlord’s ownership of or interest in the Property, and payable during the respective Lease Year.

Tenant also shall pay, as Additional Rent, any tax or excise on rents, gross receipts tax, or other tax, however described, which is levied or assessed by any governmental entity, against Landlord in respect to the Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease, except income, franchise, gift, succession, foreign ownership, foreign control, transfer, sales, inheritance, estate, payroll or personal property taxes.

iii.                                    The term “Operating Expenses” shall mean and include all expenses incurred with respect to the maintenance and operation of the Property, including, but not limited to, Real Estate Taxes, public liability, casualty and other insurance premiums reasonably required by Landlord’s lender, Common Area maintenance and repair costs, steam, electricity, water, sewer, gas, and other Common Area utility charges, fuel, lighting, window washing, janitorial services, trash and rubbish removal, snow removal, lawn mowing and maintenance, repair and replacement of exterior windows, repair and replacement of the non-structural portions of the roof and roof membrane, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation, maintenance and management of the Property (but only to the level of building manager), and to the extent such employee’s time is directly charged to working at the Property, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the Property, all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property, reasonable attorneys’ fees and costs in connection with the appeal or contest of Real Estate Taxes or levies (to the extent of any reduction realized), and such other expenses as may be ordinarily incurred in the operation, maintenance and management of the Property and not specifically set forth herein.  Landlord agrees that any management fee charged as part of Operating Expenses shall not exceed amounts customarily charged for such services.  With respect to repairs or replacements to the Property which would be recognized as capital improvements under generally accepted accounting principles (“GAAP”), the term “Operating Expenses” shall only include a prorata portion of the cost of such repairs or replacements determined by amortizing at prevailing interest rates over the useful life of the repair or replacement as determined in accordance with GAAP.  Landlord agrees that it will incur replacement costs only when it is consistent with sound business and building ownership practices, or as otherwise required by law or the requirements of Landlord’s lender.

The term “Operating Expenses” shall not include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for Landlord or new tenants, payments made to affiliates of Landlord including inside or related contractors and executives (but only to the extent the amount paid exceeds market rate for the services provided), legal expenses incident to enforcement by Landlord of the terms of any lease, interest or principal payments on any mortgage, depreciation allowances or expenses, costs to cure construction defects, costs to remedy building code violations or other violations of applicable laws, codes, ordinances or regulations existing as of the Commencement Date, costs to remediate Hazardous Substances (as hereinafter defined) which are not due to the acts or omissions of Tenant, costs for the maintenance, repair and replacement of those items identified as “Excluded Items” in paragraph 7(a) hereof, rent under any ground lease or underlying lease, or any costs incurred by Landlord in connection with the transfer or disposition of Landlord’s interest in the Property.  Notwithstanding the foregoing, in the event Landlord installs equipment in or makes improvements or alterations to the Property which are required under any governmental laws, regulations, or ordinances which were not required as of the date of this Lease, Landlord shall include in Operating Expenses reasonable charges for the same so as to amortize such investment at prevailing interest rates over the useful life of such equipment, improvement or alteration, as determined in accordance with GAAP.

iv.                                   The term “Tenant’s Share of Operating Expenses” shall mean twenty-six percent (26%) of the Operating Expenses for the applicable Lease Year.  The above percentage has been agreed upon by the parties hereto after due consideration of the number of leasable square feet in the Premises compared to the number of leasable square feet in the Building.

As to each Lease Year after the initial Lease Year, Landlord shall reasonably estimate for each such Lease Year the total amount of (i) Operating Expenses; (ii) Tenant’s Share of Operating Expenses; and (iii) the computation of the annual and monthly Additional Rent payable during such Lease Year as a result of changes in Tenant’s Share of Operating Expenses.  Landlord shall make the estimate in writing and deliver or mail it to Tenant at its address for notice purposes hereunder.

From time to time during any applicable Lease Year, Landlord may re-estimate the amount of Operating Expenses and Tenant’s Share thereof, and in such event Landlord shall notify Tenant, in writing, of such re-estimate in the manner above set forth and fix monthly installments for the then remaining balance of such Lease Year in an amount sufficient to pay the re-estimated amount over the balance of such Lease Year after giving credit for payments made by Tenant on the previous estimate.

Upon completion of each Lease Year, Landlord shall determine the actual amount of Operating Expenses for such Lease Year and Tenant’s Share thereof and deliver a written report of the amounts thereof to Tenant within 120 days after the end of each Lease Year.  The report shall be certified by a financial officer of Landlord.  If Tenant has paid less than its Share of Operating Expenses for any Lease Year, Tenant shall pay the balance of Tenant’s Share within thirty (30) days after the receipt of such statement.  If Tenant has paid more than Tenant’s Share of Operating Expenses for any Lease Year, Landlord shall credit such excess against the most current installment or installments due Landlord for its estimate of Tenant’s Share of Operating Expenses for the next following Lease Year.  A pro rata adjustment shall be made for any fractional Lease Year occurring during the Term of this Lease or any renewal or extension thereof based upon the number of days of the term of this Lease during such Lease Year as compared to three hundred sixty-five (365) days.  If an overpayment occurs during the last Lease Year, Landlord shall refund the amount overpaid to Tenant.

Tenant shall have the right during any Lease Year, after reasonable notice and at reasonable times, to inspect Landlord’s accounting records relating to Operating Expense charges (for the immediately preceding Lease Year only) at Landlord’s accounting office.  Tenant shall furnish Landlord with the results of such inspection, and if such inspection shows that Tenant has paid less than its Share of Operating Expenses for any Lease Year, Tenant shall pay the balance of Tenant’s Share within thirty (30) days after the receipt of such inspection results.  If Tenant has paid more than Tenant’s Share of Operating Expenses for any Lease Year, Landlord shall credit such excess against the most current installment or installments due Landlord for its estimate of Tenant’s Share of Operating Expenses for the next following Lease Year.  If an overpayment occurs during the last Lease Year, Landlord shall refund the amount overpaid to Tenant.  Upon Tenant’s written request, Landlord will provide Tenant with copies of documentation substantiating any Operating Expense.

6.                                       USE.  Subject to any limitations imposed by applicable laws, rules and regulations, the Premises may be used and occupied solely for general office, showroom, light assembly and warehouse purposes.  Tenant will not use the Premises in a manner contrary to law, or in any manner that may increase the insurance risk, prevent the obtaining of insurance, or be in violation of any applicable federal, state or local law, rule or regulation.

7.                                       MAINTENANCE AND REPAIR.

(a)                                  Landlord’s Obligations for Maintenance.  Landlord shall keep and maintain the Common Areas, foundation, exterior walls, and roof (structural and roof membrane) of the Building in which the Premises are located, the structural portions of the Premises (exclusive of doors, door frames, door checks, windows, and exclusive of window frames located in the exterior building walls), and building systems that do not exclusively serve Tenant or any other single tenant, in good condition and repair (including replacements, as necessary) except that Landlord shall not be called upon to make such repairs occasioned by the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors.  Except to the extent the same are Tenant’s obligation under paragraph 7(b)(ii) or (iii) below, or as otherwise provided elsewhere in this Lease, Landlord shall maintain the Property in compliance with applicable law and the requirements of applicable insurance underwriters.  Except as otherwise provided in the last sentence of this paragraph 7(a), the costs incurred by Landlord in the performance of the obligations set forth in this paragraph 7(a) shall be included as Operating Expenses, subject to the provisions of paragraph 5(b).  Costs to maintain, repair and replace the foundation, exterior walls (other than painting or other cosmetic treatments), structural portions of the roof, and structural portions of the Premises (collectively, the “Excluded Items”) shall not be included in Operating Expenses, but shall be the sole cost of Landlord, except to the extent that such maintenance, repairs or replacements are occasioned by the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors.

(b)                                 Tenant’s Obligations for Maintenance.

(i)                                     Except as provided in section 7(a), Tenant shall repair (including replacement of parts and equipment if necessary) the Premises and every part thereof, including, without limitation, all plumbing and sewage facilities, fixtures, heating and air conditioning (repair and maintenance only, including seasonal inspections, filter replacements and adjustments — replacement addressed below) and electrical systems, sprinkler system, walls, floors, ceilings, together with any other Improvements (as hereinafter defined) included within and exclusively serving the Premises, provided that such maintenance and/or repairs are not due to manufacturer defects or improper installation of any of the aforementioned items which occur during any relevant warranty period.  At Landlord’s option, Landlord may perform the repair and maintenance on the heating and air conditioning units serving the Premises, and charge the cost thereof to Tenant so long as such costs are at competitive market rates.  Tenant shall also be responsible to repair other parts of the Property to the extent such repairs are made necessary by the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors.  Landlord shall be responsible for improvements to the Premises of a capital nature (including the replacement of the heating and air conditioning system, and those required by changes in law coming into effect after the Commencement Date which are not specific to Tenant’s use), provided that the cost of any such capital improvements shall be amortized at prevailing interest rates over the useful life of such improvements (as determined in accordance with GAAP) and Tenant shall pay to Landlord Tenant’s Share of the amortized portion of such costs attributable to the term of the Lease as part of Operating Expenses.

(ii)                                  Tenant shall keep and maintain the Premises in a clean, sanitary and safe condition in accordance with the laws of the State of Minnesota and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting the

Premises including, but not limited to, the Americans With Disabilities Act (“ADA”); provided, however, that Tenant shall not be obligated to cure a violation of any law or ordinance which existed as of the Commencement Date unless (a) such violation was the result of Tenant’s activities on the Premises, or (b) such cure is required as the result of Tenant’s particular use of the Premises and not a general requirement of like buildings regardless of use.  If Tenant refuses or neglects to commence and to promptly and adequately complete any repairs which are the obligation of Tenant pursuant to this section 7(b), Landlord may, but shall not be required to, make or complete such repairs and Tenant shall pay the cost thereof to Landlord immediately upon demand.

(iii)                               Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices (in addition to the ESFR sprinkler system provided by Landlord) as may be required from time to time by any agency having jurisdiction thereof and the insurance underwriters insuring the Premises, but only to the extent such requirements are the result of Tenant’s particular use of the Premises and not a general requirement of like buildings regardless of use.

8.                                       UTILITIES, TAXES, AND ASSESSMENTS.  The Premises shall be separately metered for electrical and natural gas.  Tenant shall be billed directly by the utility companies for electrical, natural gas and telephone services.  Tenant shall pay either directly or, at Landlord’s option, as a part of Tenant’s Share of Operating Expenses, all charges for any other utility or service used, rendered or supplied upon or in connection with the Premises including, but not limited to, sewer and water.  Tenant shall provide its own trash and janitorial service.

9.                                       ADDITIONAL COVENANTS OF TENANT.

(a)                                  Signs.  Subject to applicable municipal ordinances, Tenant shall have the right to install signage at their own cost above, or adjacent to, the main entrance to the Premises in accordance with the Sign Criteria which is attached hereto as Exhibit C.  Landlord will provide front and back door vinyl graphics for the Premises’ suite number, and will also provide tenant signage on the monument sign at the Lake Street entrance to the Property, in the manner depicted on Exhibit E attached hereto.  During the last nine (9) months of the Term, Landlord may place “For Lease/Sale” signs upon the Premises in a manner that does not obstruct Tenant’s signage.

(b)                                 Compliance with Laws.  Except as otherwise provided in this Lease, Tenant agrees, at Tenant’s expense, to comply with all laws, orders, ordinances and regulations and with any direction made pursuant to law of any public officer, relating to Tenant’s use of the Premises.

(c)                                  Surrender.  Tenant agrees upon the termination of this Lease for any reason, to remove Tenant’s personal property and trade fixtures (including Tenant’s modular furniture) and those of any other persons claiming under Tenant, and to quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are at the commencement of this Lease or thereafter may be improved by Landlord and Tenant, reasonable use and wear and damage due to fire or other casualty excepted.  Tenant, at Tenant’s cost, shall repair any damage resulting from Tenant’s removal of its personal property and trade fixtures from the Premises.

(d)                                 Personal Property Taxes.  Tenant agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the Term hereof upon Tenant’s equipment, fixtures, furniture, and other personal property located on the Premises.

10.                                 ENVIRONMENTAL RESTRICTIONS.  Tenant covenants and agrees that during the Term of this Lease (i) no Hazardous Substances (as hereinafter defined) shall be located, stored, used, disposed of, released or discharged from (including groundwater contamination) the Premises, provided that the Tenant may store, use and dispose of (in compliance with this paragraph 10) normal office materials and limited amounts of manufacturing materials and other amounts of materials customarily used in accordance with the use permitted by this Lease; (ii) the Premises and its use and operation shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations relating to the protection of health and with all Environmental Laws (as hereinafter defined); and (iii) Tenant will obtain all permits, if any, required under Environmental Laws relating to Tenant’s use and occupancy of the Premises.

(a)                                  For purposes of this section, the term “Hazardous Substances” shall mean the following: (i) any “hazardous substance” as now defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C.A. § 960 1(14) as amended by the Superfund Amendments and Reauthorization Act (“SARA”), and including the judicial interpretation thereof (ii) any “pollutant or contaminant” as now defined in 42 U.S.C.A. § 960 1(33); (iii) any petroleum, including crude oil or any fraction thereof; (iv) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (v) any “hazardous chemical” as now defined pursuant to 29 C.F.R. part 1910; and (vi) any other substance subject to regulation as a hazardous or-toxic substance under existing Environmental Laws.

(b)                                 For purposes of this section, the term “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter enacted relating to environmental quality, contamination and clean-up, including, without limitation, CERCLA, 42 U.S.C.A. § 9601 et seq., as amended by the SARA, the Resource Conservation and Recovery Act of 1976, 42 U.S.C.A. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, and any applicable state superlien and environmental clean-up statutes and all rules and regulations presently or hereafter promulgated under said statutes, as amended.

Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold Landlord and each of Landlord’s officers, directors, partners, employees, agents, attorneys, successors and assigns free and harmless from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys’ fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the release or discharge of Hazardous Materials, in, on, under, upon or from the Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Premises, to the extent caused by Tenant whether knowingly or unknowingly.  Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, to the extent required by Environmental Laws.  For purposes of the indemnity provided herein, any acts or omissions of Tenant, or its employees, agents, customers, sublessees, assignees, contractors or sub-contractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant; any acts or omissions of Landlord, its employees, agents, customers, assignees, contractors or sub-contractors shall be strictly attributable to Landlord.  Landlord agrees to remediate, or cause to be remediated, to the extent required by Environmental Laws, any Hazardous Materials which are not the responsibility of Tenant.

The foregoing covenants shall survive the termination or expiration of this Lease or Tenant’s right to possession of the Premises hereunder.

11.                                 INSURANCE.

(a)                                  Tenant’s Liability Insurance.  Tenant agrees to carry, at its expense, during the entire term hereof, a policy of comprehensive general liability and property damage insurance in an amount of not less than $2,000,000.00 per occurrence, with respect to the Premises, and the business operated by Tenant in the Premises.

(b)                                 Tenant’s Property Insurance.  Tenant agrees to carry, at its expense, during the entire term hereof, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement insuring Tenant’s merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant located on the Premises on a replacement value basis.

(c)                                  Requirements of Tenant’s Insurance.  All policies of insurance to be carried by Tenant under this Lease shall (i) be in the amounts stated above, subject to adjustment from time to time as reasonably required by Landlord or Landlord’s lender; (ii) as to liability insurance only, name Landlord, and any other parties in interest designated by Landlord as additional insureds; (iii) contain such endorsements as Landlord may from time to time reasonably require; and (iv) be in form and substance reasonably satisfactory to Landlord.  Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor.  The insurance shall be with an insurance company authorized to do business in the State of Minnesota and a copy of the paid-up policies evidencing such insurance or certificates of insurers certifying to the issuance of such policies shall be delivered to Landlord prior to the Commencement Date and upon renewals not less than 30 days prior to expiration of such coverage.  Such policies shall also provide that no act or default of any person other than the Landlord or its agents shall render the policy void as to Landlord or effect Landlord’s right to recover thereon.

(d)                                 Landlord’s Liability Insurance.  Landlord agrees to carry during the entire term hereof, a policy of comprehensive general liability and property damage insurance in an amount of not less than $3,000,000.00 per occurrence ($3,000,000.00 aggregate), with respect to the Property.

(e)                                  Landlord’s Property Insurance.  Landlord agrees to carry during the entire term hereof, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement insuring the Building and Landlord’s Work on a replacement value basis.

12.                                 WAIVER OF SUBROGATION.  Notwithstanding anything in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other for loss arising out of damage or destruction of the Premises, the Building, the Property, or other Improvement, or personal property or contents therein if such damage or destruction is caused by a peril included within a standard form of fire insurance policy, with full extended coverage endorsement added, as from time to time issued in Minnesota.  Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of Landlord or Tenant, or their respective officers, employees, agents or customers.  It is the intention and agreement of Landlord and Tenant that each party shall look to its insurer for reimbursement of any such loss, and the insurer involved shall have no subrogation rights against the other party.  Each party shall advise its insurance company of this release and such policy shall, if necessary, contain a waiver of any right of subrogation by the insurer against the other party.

13.                                 INDEMNIFICATION.  Tenant shall defend and indemnify Landlord and hold it harmless from and against any and all liability, damages, costs, or expenses, including attorneys’ fees, arising from any act, omission or negligence of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Premises or Building, or arising from any default under this Lease by Tenant.  Landlord shall defend and indemnify Tenant and save it harmless from and against any and all liability, damages, costs, or expenses, including attorneys’ fees, arising from any act, omission or negligence of Landlord or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors in or about the Premises or Building, or arising from any default under this Lease by Landlord.  Landlord shall not be liable for any loss or damage to person or property sustained by Tenant, which may be caused by the Premises, or appurtenances thereto, being out of repair or by theft, or by vandalism, or by any other cause of whatsoever nature except to the extent caused by the intentional act of Landlord, or the failure of Landlord to perform its obligations under the terms of this Lease.  Tenant shall not be liable for any loss or damage to person or property sustained by Landlord, which may be caused by the Property (other than the Premises), or appurtenances thereto, being out of repair or by theft, or by vandalism, or by any other cause of whatsoever nature except to the extent caused by the intentional act of Tenant, or the failure of Tenant to perform its obligations under the terms of this Lease.

14.                                 IMPROVEMENTS AND ALTERATIONS.  Tenant may not make alterations or improvements (“Improvements”) to the Premises at a cost in excess of $7,500.00 per instance without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  Improvements shall be made at Tenant’s sole cost and any contractor must first be approved by Landlord.  Tenant shall obtain all necessary permits and provide Landlord with copies.  Tenant shall promptly repair any damage and perform any necessary cleanup resulting from any Improvements.  All Improvements (except trade fixtures, furniture and equipment belonging to Tenant which are removable without causing damage to the Premises) shall be Landlord’s property and shall remain upon the Premises upon the expiration or other termination of this Lease, all without compensation to Tenant.  Tenant agrees not to create, incur, impose or permit any lien against the Premises or Landlord by reason of any Improvement and Tenant agrees to hold Landlord harmless from and against any such lien claim.  At its expense, Tenant shall cause to be discharged, within thirty (30) days of notice of the filing thereof, any construction lien claim filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, or on behalf of Tenant.  Tenant may contest any such lien in a manner prescribed by law after posting security for the benefit of Landlord in an amount reasonably determined by Landlord, but in no event not less than 150% of the amount claimed by such lien.

15.                                 CONDEMNATION.

(a)                                  If the Property shall be taken or condemned for any public purpose, or purchased under threat of such taking, to such an extent as to render the Premises untenantable, this Lease shall forthwith cease and terminate as of the date title vests in the condemning authority or the date the condemning authority takes possession, whichever shall occur first.

(b)                                 In the event this Lease is not terminated as contemplated by subparagraph (a) above, Landlord shall promptly restore the Property to substantially the same condition as the Property was in as of the Commencement Date (with the exception of those portions of the Property taken).  Rent and Additional Rent shall be abated during any period of restoration to the extent that Tenant is unable to occupy all or a portion of the Premises during said restoration.  After restoration, Rent and Additional Rent shall be proportionately adjusted to reflect any diminution in Premises square footage.

(c)                                  In any taking of the Property, or any portion thereof, whether or not this Lease is terminated as provided in this article, Tenant shall not be entitled to any portion of the award for the taking of the Property or damage to the Tenant Improvements, with the exception that Tenant may apply for a separate award for Tenant’s relocation expenses, and the taking of Tenant’s furniture, fixtures or equipment, or personal property.

16.                                 ASSIGNMENT AND SUBLETTING.  Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or encumber this Lease, nor sublet the whole or any part of the Premises without first obtaining Landlord’s written consent, which consent shall not be unreasonably withheld.

17.                                 DEFAULT BY TENANT AND RIGHTS OF LANDLORD.

(a)                                  Defaults.  If Tenant (i) fails to pay when due any installment of Rent, Additional Rent, or other charges due hereunder for 5 days after the same is due, or (ii) fails to perform any other covenant, term, agreement or condition of this Lease, and such failure continues for 20 days after written notice from Landlord (provided, however, that if the nature of such default other than for nonpayment is such that the same cannot reasonably be cured within such 20-day period, Tenant shall not be deemed in default if Tenant shall commence such cure within said 20-day period and thereafter diligently prosecute the same to completion), then, Landlord, in addition to all other rights and remedies available to Landlord at law or equity or by other provisions hereof, may, without process, immediately re-enter the Premises and remove all persons and property and, at Landlord’s option, terminate this Lease or terminate Tenant’s right to possession of the Premises without terminating the Lease.  Tenant further agrees that in case of any such termination Tenant will indemnify Landlord against all loss of rents and other damage which Landlord may incur by reason of such termination, including, without limitation, reasonable attorneys’ fees.  Notwithstanding the five (5) day grace period set forth in this paragraph 17(a)(i) above, if Tenant’s payments of Rent, Additional Rent or other charges are received after the date due by 7 or more days in the aggregate in any given Lease Year (meaning, for example, 3 days late in one month, 2 days late in another month and 2 days late in yet another month, for a cumulative total of 7 days), Tenant will thereafter for the balance of said Lease Year be deemed to be in default under this paragraph 17(a)(i) if such payments are not received on the due date (provided, however, that Landlord must provide notice to Tenant when Tenant’s late payments first total seven (7) or more days in any Lease Year, after which notice Tenant shall be allowed one (1) additional late payment within such five (5) day grace period before Tenant is thereafter deemed to be in default if payments are not received on the due date for the balance of said Lease Year).  The terms of the grace periods set forth herein shall be reinstated as of the commencement of each subsequent Lease Year.

(b)                                 Right of Landlord to Cure Defaults.  If Tenant shall default in the observance or performance of any term or covenant of this Lease, or if Tenant shall fail to pay any sum of money, other than Rent required to be paid by Tenant hereunder, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation to make any such payment or perform any such other act on Tenant’s part to be made or performed as provided in this Lease, remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case after notice and expiration of any applicable cure period.  If Landlord makes any expenditures or incurs any obligations for the payment of money in connection with Tenant’s default including, but not limited to, attorneys’ fees, Tenant shall pay to Landlord as Additional Rent such sums paid or obligations incurred, with costs and interest at the rate of 15% per year or the maximum rate permitted by law, whichever is lower.  In any event, Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of default by Tenant in the payment of Rent or Additional Rent.

(c)                                  Unpaid Sums.  Any amounts owing from Tenant to Landlord under this Lease shall bear interest at the highest rate permitted by law in the State of Minnesota, not to exceed the annual rate of 15% calculated from the date due until the date of payment.  In addition to the foregoing remedies, if any payment of Rent or Additional Rent is not paid within five (5) days of the date due, Tenant shall (without the necessity of notice from Landlord) pay a late charge equal to 5% of the amount of such overdue payment per month or proportion thereof as liquidated damages for Landlord’s extra expense in handling such past due account.

18.                                 SALE OR MORTGAGE OF LANDLORD’S INTEREST.

(a)                                  Conveyance of Landlord’s Interest.  Landlord may sell, assign or otherwise transfer, in whole or in part, its interest in this Lease and the Property.  Landlord shall require the transferee to accept the interest transferred subject to this Lease, and assume the obligations of Landlord under the Lease arising from and after the date of transfer.  The transfer shall release Landlord from any further liability to Tenant hereunder for acts occurring after the transfer and, after any such transfer, Tenant shall look solely to the transferee for the performance of any obligations of the party who from time to time is the landlord under this Lease.

(b)                                 Estoppel Certificate.  Within ten (10) business days after written request by either party, the other party shall execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the dates to which Rent and any other charges payable by Tenant hereunder are paid in advance, if any, (ii) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of the requesting party hereunder or specifying such defaults if any are claimed, and (iii) in case of a transfer of Landlord’s interest, attorning to the transferee, provided the transferee acknowledges Tenant’s rights under this Lease.  Landlord and Tenant hereby acknowledge that prospective purchasers and encumbrancers of the Premises, Tenant’s business, or of the Property, may incur obligations or extend credit in reliance upon the representations contained in such statement.  If the certifying party fails to deliver such statement to the requesting party within said ten (10) business day period, the requesting party shall give the certifying party an additional written notice of such request.  If such statement in not received by the requesting party within two (2) business days after such additional request, such failure shall conclusively evidence the representation and agreement that: this Lease is in full force and effect, without modification, except as the requesting party may represent; there are no uncured defaults in the requesting party’s performance hereunder; and Tenant has not paid more than one month’s rent in advance.

19.                                 SUBORDINATION.  This Lease, and the term and estate hereby granted, and all of the rights of Tenant hereunder, are subject and subordinate to any underlying leases and the liens of any mortgage or mortgages now or hereafter in force against the Premises or the building in which the Premises are located or the land on which it sits, as well as to any and all zoning laws, ordinances and regulations, conditions and agreements affecting said real estate at any time, and Tenant shall execute such further instruments subordinating this Lease to the lien or liens of any such lease or mortgage as shall be requested by Landlord and reasonably acceptable to Tenant; provided, however, that this subordination and any such further instruments shall not, so long as Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease beyond any applicable notice and cure periods provided in this Lease, terminate or modify this Lease or any of the rights of Tenant hereunder.  Landlord, Landlord’s lender and Tenant shall enter into a Subordination, Attornment and Nondisturbance Agreement substantially in the form attached hereto as Exhibit F, promptly after execution of this Lease.

20.                                 QUIET ENJOYMENT.  Landlord covenants that if Tenant shall pay the rent and observe and perform all the terms, covenants and conditions of this Lease on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject to the terms and conditions of this Lease.

21.                                 BUILDING IMPROVEMENTS/TENANT EQUIPMENT/WARRANTY.  Landlord shall cause to be performed those certain improvements to the Premises as depicted on Exhibit B attached hereto and described on Exhibit D attached hereto (“Landlord’s Work”).  Tenant hereby confirms the acceptability of Exhibits B and D, including the budget for the cost of Landlord’s Work shown on page 2 of Exhibit D (the “Budget”).  Tenant shall have the right to request and authorize changes to Landlord’s Work during construction, which changes shall be subject to Landlord’s prior approval, not to be unreasonably withheld.  Landlord shall respond to Tenant’s request for changes to Landlord’s Work within three (3) business days after receipt thereof.  Prior to commencing any change, Landlord shall prepare and deliver to Tenant, for Tenant’s approval, a change order (“Change Order”) setting forth the total cost of such change and any delay in Substantial Completion of Landlord’s Work caused by the Change Order.  If Tenant fails to approve such Change Order within three (3) business days after delivery by Landlord, the Change Order shall not be implemented.  Upon Landlord’s receipt of Tenant’s approval, Landlord shall proceed with the Change Order.  Landlord’s Work shall be completed by the Commencement Date.  Landlord’s Work shall be performed by contractors selected by Landlord.  Tenant shall cooperate with Landlord and those engaged by Landlord to perform Landlord’s Work in the scheduling of such work and the supplying of access and utility services necessary for the performance of such work.  Tenant shall also cooperate with Landlord’s contractor in coordinating any work to be done by Tenant’s contractors or subcontractors during the period that Landlord’s Work is being completed.  Such coordination shall require that Tenant’s work not adversely affect the schedule for Landlord’s Work or result in any labor dispute.

The Base Rent includes $624,945.00 for tenant improvements (“Tenant Improvement Allowance”).  In the event the cost of the tenant improvements exceeds the Tenant Improvement Allowance and any excess cost is consistent with the Budget and any Change Order costs approved by Tenant, Tenant shall pay the cost of such excess to Landlord in full on or before the Commencement Date.  In the event the cost of the tenant improvements is less than the Tenant Improvement Allowance, the unused portion shall be used to offset future Rent payments.  Landlord shall provide Tenant a certified statement of actual costs for Landlord’s Work, together with any supporting documentation requested by Tenant, upon completion of Landlord’s Work.

Tenant shall have the benefit of any labor and material warranties given by Landlord’s contractor or available from a manufacturer and, in addition, Landlord hereby warrants to Tenant that the Premises (including Landlord Work) shall be free from defective materials and workmanship for a period of one (1) year from the date of Tenant’s occupancy of the Premises.

Fourteen (14) days prior to the Commencement Date, Tenant shall be allowed access to the Premises for the purposes of installing telecommunications systems, racking systems, fixtures, furniture and equipment; provided, however, that such early access shall only be permitted to the extent Tenant’s access does not (i) delay the completion of Landlord’s Work, (ii) result in a labor dispute, (iii) delay the issuance of a certificate of occupancy (temporary or permanent), or (iv) damage Landlord’s property.  Said early occupancy shall be subject to all of the terms and conditions of this Lease except that Tenant shall not be required to pay Rent or real estate taxes or assessments until the Commencement Date.

22.                                 SECURITY DEPOSIT.  Prior to taking possession of the Premises, Tenant shall deposit with Landlord the sum of one month’s gross rent, which deposit is to be held by Landlord, without liability for interest, as a security and damage deposit for the faithful performance by Tenant during the Term hereof.  In the event of a failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, either with or without terminating this Lease, may (but shall not be required to) apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord due to such breach on the part of Tenant, including, but not limited to overdue and unpaid rent, any other sum payable by Tenant to Landlord, damages or deficiencies  in the reletting of the Premises, and reasonable attorneys’ fees incurred by Landlord.  Should any portion of the deposit be appropriated and applied by Landlord in accordance with this paragraph, Tenant shall, upon demand by Landlord, immediately replenish said deposit to its original amount, and Tenant’s failure to do so within fifteen (15) days after Landlord’s demand shall constitute a default under this Lease.  The security deposit shall be returned to Tenant (less any depletion thereof pursuant to this paragraph) at the end of the Term or upon earlier termination of this Lease.  Tenant shall have no right to anticipate return of the deposit by withholding any amount required to be paid pursuant to the provisions of this Lease or otherwise.

23.                                 BROKER/COMMISSIONS.  Tenant and Landlord hereby acknowledge that they have dealt with no brokers other than Welsh Companies and United Properties.  Landlord shall be responsible for any commission or fee due to Welsh Companies and United Properties, such commission being payable 50% upon lease execution and 50% upon Tenant occupancy and acceptance of the Premises.  Landlord and Tenant agree to indemnify, defend and hold each other harmless from any other claims by any other broker or agent arising out of the respective actions of Landlord or Tenant.

24.                                 DAMAGE OR DESTRUCTION.  If the Property is damaged or destroyed by fire or other casualty (“Casualty”) to the extent of fifty percent (50%) or more of the Property’s value at the time, then Landlord, by giving written notice to Tenant within thirty (30) days after the Casualty, may terminate this Lease.  If less than fifty percent (50%) of the Property’s value is so damaged or destroyed by Casualty (or if Landlord does not elect to terminate in the event of damage of 50% or more), Landlord shall promptly commence restoration of the damaged areas to substantially the same condition that existed immediately prior to the Casualty.  If the same cannot likely be restored within two hundred forty (240) days after the Casualty, as reasonably determined by Landlord, then either Landlord or Tenant, by giving written notice to the other within thirty (30) days after the Casualty, may terminate this Lease.  If this Lease is not terminated as provided herein, but Landlord has not completed the restoration of the Property within two hundred forty (240) days after the Casualty, Tenant may thereafter terminate this Lease by giving written notice of termination to Landlord within ten (10) days after the expiration of the 240-day period.  Any Lease termination under this paragraph shall be effective ten (10) days after such notice is given, except that if the Casualty has materially disrupted or prevented Tenant’s use of the Premises as of or about the date of said Casualty, the termination shall be effective as of the date of said Casualty.  In no event shall Tenant be entitled to any part of any of Landlord’s insurance proceeds resulting from the Casualty.  Rent and Additional Rent shall be abated during any period of restoration to the extent that Tenant is unable to occupy all or a portion of the Premises during said restoration.  If there occurs a Casualty during the last twelve (12) months of the Lease Term, such that Landlord otherwise would be required under the terms of this Lease to restore the Premises, either Landlord or Tenant shall have the option to terminate this Lease by written notice to the other within thirty (30) days of the date of such Casualty if it is not reasonable to expect that Landlord will complete the restoration of the Premises on or before 60 days prior to the end of the Lease Term.

25.                                 RIGHT OF FIRST OFFER.   In the event that any rentable space contiguous to the Premises becomes available for lease, Landlord shall first offer such space to Tenant.  Landlord will give Tenant notice of the terms at which Landlord intends to market such space (“Landlord’s Notice”) and Tenant shall notify Landlord within ten (10) days after receipt of Landlord’s Notice if Tenant desires to lease such space on the terms identified in Landlord’s Notice.  If Tenant elects to lease such additional space, this Lease shall be amended to include such space on the terms set forth in Landlord’s Notice except that the lease term for such additional space shall be co-terminus with the Term hereof.  If Tenant declines the offer to lease such space, Landlord may proceed to offer the space to others provided that any lease entered into for such space shall be at a rental rate not less than 90% of the rate specified in Landlord’s Notice, or such space will be re-offered to Tenant at such lower rate.

26.                                 MISCELLANEOUS PROVISIONS.

(a)                                  Headings.  The titles to sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof

(b)                                 Heirs and Assigns.  All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

(c)                                  Non-waiver.  Waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained in any instance shall not be deemed to be a waiver of any other breach of such term, covenant, or condition of this Lease.

(d)                                 Entire Agreement.  This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the Premises.  No prior agreements or understandings pertaining thereto shall be valid or of any force or effect.  This Lease shall not be altered, modified or amended except in writing signed by Landlord and Tenant.

(e)                                  Severability.  Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.  If the intent of any sections of this Lease so indicate, the obligations of Landlord and Tenant pursuant to such sections of this Lease shall survive the termination of this Lease.

(f)                                    No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the Rent, Additional Rent and other charges stipulated herein shall be deemed to be other than on account of the earliest stipulated Rent, Additional Rent or other charges, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent, Additional Rent and any other charges or pursue any other remedy in this Lease.

(g)                                 Notices.  Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease, such notice or demand shall be given or served in writing and sent to Landlord and Tenant at the addresses set forth below:

Tenant:	Ciprico Inc.
Attn: Monte S. Johnson
17400 Medina Road, Suite 800
Plymouth, MN 55447
Tel: (763) 551-4016
Fax: (763) 551-4002

Landlord:	Highway 7 Business Center LLC
Attn.: Paul M. Hyde
Suite 4500
90 South 7th Street
Minneapolis, MN 55402
Tel: 612-904-1513
Fax: 612-904-1590

All such notices shall be sent by (i) certified or registered mail, return receipt requested, and shall be effective three (3) days after the date of mailing; (ii) Federal Express or similar overnight courier and shall be effective one (1) day after delivery to Federal Express or similar overnight courier; and (iii) personal service or facsimile, and shall be effective on the same day as service or facsimile.  Any such address may be changed from time to time by either party serving notices as provided above.

(h)                                 Parking.  Tenant will have the exclusive use of not fewer than seventy (70) parking spaces at the Building.

(i)                                     Attorneys’ Fees.  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.

(j)                                     Time is of the Essence.  Time is of the essence as to the payment of Rent and the performance of all other obligations of Landlord and Tenant under this Lease.

Dated this 3rd day of August, 2007.

LANDLORD:

HIGHWAY 7 BUSINESS CENTER LLC

BY
Its

TENANT:

CIPRICO INC.

BY
Its

EXHIBIT A

Description of Land

                Lot 1, Block 1, RER Addition, Hennepin County, Minnesota

EXHIBIT B

Depiction of the Premises

OFFICE
RECEPTION

Mohagen Hansen Architectural Group
1000 Twelve Oaks Center Dr.
Suite 200
Wayzata MN 55391
Tel 952.426.7400
Fax 952.426.7440
www.mohagenhansen.com

SCALE:	N.T.S.
DATE:	[illegible]
PROJECT NO.	[illegible]
DRAWN BY:	[illegible]
COMPUTER PATH:	

SHEET DESCRIPTION:

FLOOR PLAN APPROVAL
CIPRICO, INC.
HWY 7 CORPORATE CENTER
ST. LOUIS PARK, MN

SHEET NUMBER:

PARTIAL
A2.0

EXHIBIT C

Sign Criteria

1.             GENERAL

A.                                   An area identification sign (Ground Sign) will be provided for the site containing only the project name.

B.                                     No pylon sign will be permitted.

C.                                     Signage on the building façade will be permitted for those tenancies located in those areas of the buildings designed for combined office/warehouse use.

D.                                    All signage permitted on the buildings shall be of the unlighted type.

E.                                      The furnishing and installation of signs as provided for herein and costs incurred will be the responsibility of the tenant.

F.                                      It is intended that the signage for each combination office/warehouse use be uniform in design and style of lettering and although previous and current signage practice of the tenant will be considered, it will not be the governing factor in the approval of signs to be installed.

G.                                     Service doors at the rear of the service areas of the building may be identified with professionally applied signs, identifying the business name and address of the tenant only.  Lettering shall not be larger than 3” in height and shall be uniformly placed at each tenant location as approved by the Owner/Landlord.

H.                                    Tenants shall not post any signs other than those provided for herein.

2.             SIGN CRITERIA

A.                                   The wording of the signage provided for herein shall be limited to the tenant’s business identification (name) only and shall not include items sold or services provided.  (The intent here being that of business identification and not product or service advertising.)

B.                                     The use of corporate shields, logos or insignias will be permitted (subject to Landlord’s approval), provided such corporate shields, logos, or insignias shall not exceed the allowable height for sign letter.

C.                                     Multiple or repetitive signage will be allowed only with the approval of the Landlord provided the area of such signage conforms to the limitations set forth herein.

D.                                    All signs and identifying marks shall be within the limitations of the sign fascia as set forth on the building elevation drawings.

E.                                      Internally lighted and/or flood lighted signage will not be approved.

F.                                      Tenant’s signage shall be of the same material and color as may be designated by Landlord to be used uniformly for all tenant’s of the building.

3.             PROHIBITED TYPES OF SIGNS OR SIGN COMPONENTS

                A.            Moving or rating signs

                B.            Illuminated signs.

                C.            Signs employing moving or flashing lights.

                D.            Signs employing exposed raceways.

EXHIBIT D

Landlord’s Work

EXHIBIT E

Depiction of Monument Signage

EXHIBIT F

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT AND ESTOPPEL CERTIFICATE

THIS AGREEMENT (“Agreement”), made and entered into as of August     , 2007, by and between CIPRICO INC., a Delaware corporation (“Tenant”), whose address is 17400 Medina Rd., Plymouth, MN 55447, HIGHWAY 7 BUSINESS CENTER LLC , a Minnesota limited liability company (“Landlord”), whose address is 90 So. 7th St., Suite 4500, Minneapolis, MN, and FIRST NATIONAL BANK OF OMAHA, a national banking association (together with its successors and assigns, “Lender”), whose address is 11404 West Dodge Road, 3rd Floor, Omaha, NE 68154.

RECITALS

A.                              Lender has made one or more loans to Landlord (collectively, the “Loan”), repayment of which is secured by one or more combination Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents (as modified, amended, restated or replaced from time to time, collectively, the “Mortgage”) on the premises (the “Premises”) more fully described in Exhibit “A” attached hereto.

B.                                   Tenant is the intended tenant under a commercial lease dated August       , 2007 between Tenant and Landlord (as it may be modified, amended, restated or replaced from time to time, the “Lease”) demising a portion of the Premises described in the Lease (the “Leased Premises”).

C                                 Landlord is the current holder of the landlord’s interest in the Lease.

D.                              Lender has required that Tenant subordinate the Lease and its interest in the Leased Premises in all respects to the lien of the Mortgage.

E.                               In return, Lender is agreeable to not disturbing Tenant’s possession of the Leased Premises.

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F.                                Lender is disbursing the Loan proceeds in reliance upon the agreements contained in this instrument and has conditioned further disbursements under the Loan upon execution of this Agreement.

AGREEMENT

                NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the continuing disbursements under the Loan by Lender to Landlord and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                1.             Subordination.  The Lease, including any option in favor of Tenant to renew the Lease or to purchase the Leased Premises or the Premises, is hereby subjected and subordinated and shall remain in all respects and for all purposes subject, subordinate and junior of the lien of the Mortgage.

                2.             Tenant Not to Be Disturbed.  So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent to be paid under the Lease or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, Tenant’s possession of the Leased Premises under all of the terms, covenants and conditions of the Lease and any extensions or renewals thereof which may be effected in accordance with any renewal rights therefor in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Leased Premises under all of the terms, covenants and conditions of the Lease shall not be disturbed by Lender during the term of the Lease or any such extensions or renewals thereof, subject, however, to the rights and remedies of the Landlord under the Lease and the exercise thereof, including but not limited to rights of re-entry and termination.

                3              Tenant Not to be Joined in Foreclosure Unless Required by Law.  So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent to be paid under the Lease or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, Lender will not name or join Tenant in any action or proceeding foreclosing the Mortgage unless such naming or joinder is necessary to foreclose the Mortgage and then only for such purpose and not for the purpose of terminating the Lease.

                4              Tenant to Attorn to Lender; Lender not Bound by Certain Acts.  After the receipt by Tenant of written notice from Lender of completion of a foreclosure sale under the Mortgage or that Lender has received a conveyance of the Premises lieu of foreclosure, Tenant will be considered to have attorned to and recognized Lender or any purchaser at the foreclosure sale, as its substitute lessor under the Lease, and, having thus attorned, Tenant’s possession shall not thereafter be disturbed by Lender during the term of the Lease, as long as Tenant shall

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continue to pay the rents and otherwise observe and perform the covenants, terms and conditions of the Lease to be observed and performed by Tenant thereunder.  Lender and Tenant shall execute and deliver, upon request, appropriate agreements of attornment and recognition, but this Agreement shall be deemed to be self-operative, and no such separate agreements shall be required to effectuate the foregoing attornment and recognition.

                                                                                                The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth herein.  If Lender or any other person, party or entity becomes the owner of the Project (“New Owner”) or should succeed to the interest of Landlord under the Lease, as a result of a foreclosure sale under the Mortgage or a conveyance in lieu of foreclosure, Tenant shall have no claim against New Owner resulting from, and New Owner shall not be:

 (a)                              liable for any act or omission of any prior landlord (including, without limitation, Landlord), except for those of a continuing nature that relate to Landlord’s maintenance and repair obligations under the Lease;

(b)                                 subject to any offsets or defenses which Tenant might have against any prior landlord (including, without limitation, Landlord), except for those offsets and defenses for which Lender has been given notice under Section 5 hereof and which offsets and defenses are specifically provided for in the Lease;

(c)                                  bound by any fixed monthly rent which Tenant might have paid for more than 30 days in advance; or

(e)                                  liable for the return of any security deposit except to the extent actually received by Lender.

Upon any assignment or other transfer by a New Owner of its interest in the Leased Premises, including all rights of Landlord under the Lease, and an assumption in writing of all obligations of Landlord under the Lease by the assignee or other transferee, New Owner shall thereupon automatically be released and discharged from all liability thereafter accruing under the Lease.

                5.             Notice of Default.  In the event of a default by the Landlord under the Lease or an occurrence that would give rise to Tenant’s right to terminate the Lease, Tenant will give Lender notice of such default or occurrence at the address of Lender as set forth above and Lender shall have the right to cure such default on the part of the Landlord:

(a)                                 by curing the same within thirty (30) days after notice; or

(b)                                 by curing the same within such period as may be reasonably required to cure the same (including time for Lender to have a receiver appointed to

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cure the default or take possession, as the case may be) if the cure requires more than 30 days and Tenant’s peaceful possession and use of the Leased Premises is not substantially impaired by such default.

                6.             Assignment of Lease.  Landlord has by the Mortgage assigned its interest in the rents and payments due under the Lease to Lender as security for repayment of the Loan.  If in the future there is a default by Landlord in the performance and observance of the terms of the Mortgage, Lender may, at its option under the Mortgage, require that all rents and other payments due under the Lease be paid directly to it.  Upon written notification to that effect by Lender to Tenant, Landlord hereby authorizes and directs Tenant and Tenant agrees to pay the rent and any payments due under the terms of the Lease to Lender, and Landlord consents to such payments by Tenant.  The Mortgage does not diminish any obligations of Landlord under the Lease nor impose any such obligations on Lender.

                7.             Successors and Assigns; Counterparts.  This Agreement is binding upon the parties hereto and their successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.  As used here, the words “successors and assigns” shall include without limitation any successor entity to any entity which is a party to this Agreement, and the heirs, administrators and representatives of any natural person who is a party to this Agreement.  This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

                8.             Choice of Law.  This Agreement is made and executed under and in all respects is to be governed and construed by the laws of the State where the Premises is situated.

                9.             Captions and Readings.  The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as continuing or limiting in any way the scope or intent of the provisions hereof.  Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

                10.          Notices.  Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission (confirmed by electronic receipt of such facsimile), overnight courier or United States registered or certified mail, postage prepaid, return receipt requested, addressed to such party at the address specified on the first page hereof, or at such other address as such party shall have specified to the other parties hereto in writing.  Unless otherwise specified herein, all periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first “business day” (defined as any day except a Saturday, a Sunday or a legal holiday on which Lender is closed for business) after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

                11.          Estoppel.  Tenant hereby certifies, represents, warrants and confirms to Lender that, as of the date hereof:

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(a)           The Lease sets forth all of the agreements and understandings of Landlord and Tenant with respect to the Leased Premises, and has not been modified or amended.

                                (b)           There are no other written or oral agreements or understandings between Landlord and Tenant with respect to the Leased Premises.

                                (c)           Tenant has not subleased any portion of the Leased Premises, and Tenant has not assigned, whether outright or by collateral assignment, all or any portion of its rights under the Lease.

                                (d)           The Lease is in full force and effect in accordance with its terms; and a complete copy of the Lease is attached hereto as Exhibit B.

                                (e)           The term of the Lease is set forth in Section 3 of the Lease.

(f)            As contemplated under the Lease, as of the date hereof, the improvements and space required to be furnished according to the Lease are in process, but have not yet been delivered by Landlord or accepted by Tenant, nor has occupancy commenced.  To the best of Tenant’s knowledge, no default by Landlord or Tenant in the performance of the Lease to be performed exists on the date hereof.  To the best of Tenant’s knowledge, no occurrences or events exist which would, with the passage of time or expiration of any notice, grace or right to cure period, constitute a default by either Landlord or Tenant under the Lease

(g)           Base monthly rent and additional rent to be paid by Tenant are set forth in Section 5 of the Lease.  No rents have been paid under the Lease to date.

                                (h)           To the best of Tenant’s knowledge, Tenant does not now have any current claim against Landlord that might be set-off against past or future rents due under the Lease or which might be used as a defense to enforcement of the Lease.

                                (i)            The amount of security or other advance deposit, if any, paid or to be paid on account of the Lease is $23,110.00.

[Remainder of page intentionally left blank.  Signature pages immediately follow.]

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed as of the date first above written.

TENANT:

CIPRICO INC.

By:
Its:

STATE OF MINNESOTA)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this          day of August, 2007, by                                                     , the                                      of CIPRICO INC., a Delaware corporation, on behalf of the corporation.

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My commission expires

LANDLORD:
HIGHWAY 7 BUSINESS CENTER LLC

By
Paul Hyde, CEO

STATE OF MINNESOTA)
) ss.
COUNTY OF	HENNEPIN	)

The foregoing instrument was acknowledged before me this          day of August, 2007, by Paul Hyde, the CEO of HIGHWAY 7 BUSINESS CENTER LLC, a Minnesota limited liability company, on behalf of the limited liability company.

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LENDER:

FIRST NATIONAL BANK OF OMAHA

By:
Lorrie L. Becker, Vice President

STATE OF NEBRASKA)
) ss.
COUNTY OF	DOUGLAS	)

                The foregoing instrument was acknowledged before me this          day of August, 2007, by Lorrie L. Becker, Vice President of FIRST NATIONAL BANK OF OMAHA, a national banking association, on behalf of the national banking association.

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THIS INSTRUMENT WAS DRAFTED BY:

TK Law, PLC (TFK)

13033 Ridgedale Drive, Ste. 137

Minnetonka, MN 55305

EXHIBIT A TO SNDA

Premises

                Lot 2, Block 1, RER Addition, Hennepin County, Minnesota.

EXHIBIT B TO SNDA

Lease

See attached.